UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

Phantom Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50535	65-1048794
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

222 Grace Church St., Suite 302, Port Chester, NY 10573
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (206) 370-4758

2033 Main Street, Suite 309, Sarasota, FL 34237
(Former name or former address, if changed since last report)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

The Special Meeting of Stockholders of Phantom Entertainment, Inc. (the “Company”) was held on March 15, 2007 beginning at 10:00 a.m., local time, at Tampa Airport Marriott Hotel, Tampa International Airport, Tampa, FL. There were present in person or by proxy 852,541,059 shares of common stock, of a total of 1,184,234,723 shares of Common Stock entitled to vote.

The results of the Special Meeting and the proxy solicitation in connection therewith, are as follows:

•
774,358,297 shares were voted in favor to amend our Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 1,200,000,000 shares to 2,400,000,000 shares; and

•	828,300,885 shares were voted in favor of the appointment of Kempisty & Company as the Company’s independent auditors for the fiscal year ending December 31, 2007.

The Certificate of Amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of common stock of the Company from 1,200,000,000 shares to 2,400,000,000 shares as set forth in Article Fourth became effective with the Secretary of State of Delaware on March 16, 2007.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

See Item 8.01 above.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit No.	Description
3.1
Certificate of Amendment to Certificate of Incorporation of the Company dated as of March 16, 2007 (Incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 13, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phantom Entertainment, Inc.

Date: April 2, 2007	/s/ Greg Koler
Greg Koler
Chief Executive Officer